UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	08550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its 2017 annual shareholders meeting on May 16, 2017. Shareholders elected the seven nominees to the Board of Directors for one-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017, approved the Company’s executive compensation programs, and approved the Board of Director’s recommendation of one year as the frequency for holding an advisory shareholder vote on executive compensation. These were the only matters voted upon at the meeting. The voting results are set forth below.

1.  The seven nominees for election to the board of directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Broker Non-votes
Nicholas DeBenedictis	23,838,169	1,002,680	1,493,452
James Forese	24,584,706	256,143	1,493,452
Richard Glanton	24,618,837	222,012	1,493,452
Michael Lange	24,626,803	214,046	1,493,452
Manuel Stamatakis	24,265,811	575,038	1,493,452
Sotirios Vahaviolos	24,608,971	231,878	1,493,452
W. Curtis Weldon	24,652,452	188,397	1,493,452

2.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017 was ratified based upon the following votes:

Number of Votes
Votes for approval	26,220,625
Votes against	39,044
Abstentions	74,632

There were no broker non-votes for this item.

3. Advisory vote on the Company's executive compensation was approved based upon the following votes:

Number of Votes
Votes for approval	24,340,279
Votes against	421,984
Abstentions	78,586
Broker Non-votes	1,493,452

4. Shareholders approved the Board of Director’s recommendation of one year as the frequency of an advisory shareholder vote on the Company’s executive compensation based upon the following votes:

Number of Votes
One year	22,535,410
Two years	291,272
Three years	1,939,776
Abstentions	74,391
Broker Non-votes	1,493,452

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: May 18, 2017	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

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